EXHIBIT 5.1
(Incorporating Exhibit 23.2)

ROBERT L. B. DIENER
Attorney at Law

122 Ocean Park Blvd.  Suite 307
Santa Monica, CA 90405
 (310) 396-1691  Fax: (310) 362-8887
r.diener@verizon.net

June 24, 2010

Accelerated Acquisitions V, Inc.
12720 Hillcrest Road
Suite 1045
Dallas, TX 75230

     Re: Securities Being Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Accelerated Acquisitions V, Inc., a Delaware corporation (the “Company”) in connection with the Company’s filing of a Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the resale by the selling shareholders named therein (the “Selling Shareholders”) of an aggregate of 423,950 shares of common stock, par value $0.0001 per share (the “Common Stock”).

In connection with rendering this opinion, we have reviewed the following: (i) the Company's articles of incorporation, as amended to date; (ii) the Company’s bylaws in effect on the date hereof and (iii) certain resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of the Common Stock.

                We have reviewed such additional documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

                The opinion expressed below is limited to the Delaware General Corporation Law, as amended (which includes reported judicial decisions interpreting the Delaware General Corporation Law).

Based upon the following and upon the representations and information provided by the Company, we hereby advise you that in our opinion the Common Stock has been duty authorized and is validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” included in the Registration Statement and the related Prospectus.
 Sincerely,

LAW OFFICES OF ROBERT DIENER

By:	/s/ Robert L. B. Diener
Robert L. B. Diener